CONSULTING AGREEMENT

THIS AGREEMENT ("Agreement") is made and entered into as of the 1st day of February 1, 2012 between MMEX MINING CORPORATION, a Nevada Corporation ("*Company*"), and DELAVEGA TRADING LTD ("*Consultant*").

R E C I T A L S:

A. The Company desires to contract with Consultant as provided herein, and Consultant desires to accept such contract;

B. The Company participates in the ownership, development and financing of projects, including the Projects held by it affiliated company registered in the British Virgin Islands, called Armadillo Mining Corporation ("*AMC*"), which owns or is acquiring interests in coal projects in Colombia (the "Projects" or " Project Companies").

C. The Company and Consultant believe the following agreement is in their mutual best interests and reflects their understanding of the consulting arrangement.

The parties hereto agree as follows:

1. ***Consulting Arrangement.*** The parties accept the consulting agreement upon the terms and conditions set forth in this Agreement. Consultant agrees to devote the requisite time, attention, skills, benefits and best efforts to the performance of his duties hereunder and to the promotion of the business and interests of persons owning interests in the Projects, the entities owning the Projects ("Project Entities") and the Employer and its affiliates. The parties understand and agree that this is not a full-time endeavor for Consultant and that the consulting performed hereunder is on an as-needed basis only and shall not require the full time efforts of Consultant. The parties agree that Consultant is providing services on an independent contractor basis, where he controls the time and manner of performance, consistent with the needs of the Company, so that Consultant is not an employee of the Company.

2. ***Duties.*** Consultant has significant knowledge pertaining to the Projects and the Project Entities held by the Company, the Company believes Consultant can assist in managing the project development activities, the financing of the Company's operations and projects and the Company believes that Consultant's continued involvement with the Company will be of material benefit to the Company for the foreseeable future.

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3. ***Term.*** The consultancy of Consultant shall commence effective February 1, 2012 and shall continue, unless earlier terminated pursuant to Section 6 below, for a period of two years thereafter ("Term"). The Term shall be automatically renewable for one year terms thereafter unless earlier terminated pursuant to Section 6 below.

4. ***Compensation.*** As compensation for his services rendered under this Agreement, Consultant shall be entitled to receive the following:

(a) ***Cash Payments.*** During the Term, Consultant shall earn the right to be paid an annual amount equal to US$ 180,000 (US$ 15,000 per month). The Company reserves the right to accrue these amounts subject to the Company's determination of cash availability, with the amounts not paid in cash booked as accrued payables to Consultant. The parties understand and agree that Consultant's rights depend upon the Company having a liquidity event, the happening of which will generate cash to the Company to enable Company to pay Consultant, or enable Consultant the ability to convert the compensation into Company stock and then sell the stock.

b) ***Benefits.*** The Consultant shall not be entitled to receive any benefits provided by the Company, except for kidnap and other such insurance provided by the Company for its agents and employees working in foreign environments.

(c) ***Expenses.*** The Company shall reimburse Consultant for all reasonable and necessary out-of-pocket travel and other expenses incurred by Consultant in rendering services required under this Agreement, on a monthly basis upon submission of a detailed monthly statement and reasonable documentation for any business purpose location where work is performed or travel is required by the Company.

(d) ***Equity Compensation***. The Company may, from time to time, in its discretion:

(i) , make bonus payments to Consultant and provide equity or equity-like incentives to Consultant.

(ii) Award Consultant such stock options as may be determined by the Company or board of directors.

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(e) ***Additional Payments in Shares for Non-Recurring Events.*** Effective as of February 1, 2012, Consultant has been instrumental in raising critical funding for Company and has been closely involved in the project

development of the Norwest Corporation 43-101 Report regarding AMC's coal reserves in Colombia. The Corporation has determined that Consultant should be compensated with 846,087 shares of the Company for this contribution to the Company to be issued by the Company upon signing of this Agreement.

(f). ***Conversion to Shares of MMEX.*** Consultant, from time to time, may convert any cash amounts or accrued amounts due under this Agreement to Common Shares of MMEX Mining Corporation, at a conversion rate equal to the amount accrued divided by the average price per share for the months of the accrued amounts (the "Conversion"). This is a conversion of cash amounts or accrued amounts due Consultant and is not a warrant or option. The Conversion is exercised by Consultant giving notice of the exercise to Company. The Conversion rate may be amended by the Company from time to time to reflect market conditions. Consultant and Company agree that Consultant's rights under this Agreement are non-transferable, except upon death of Consultant. Further, as stated in Section 4(a) above, Consultant's ability to convert compensation rights into MMEX shares and then sell the MMEX rights depend upon the Company having a liquidity event, such as a public offering, sale or merger transaction, the happening of which will generate cash to the Company to enable Company to pay Consultant, or enable Consultant the ability to convert the compensation rights into Company stock and then sell the stock. Until that liquidity event occurs, the parties agree that Consultant will not expect to be paid cash or have the right to convert compensation rights to MMEX shares, or sell the shares.

(f) Death ***and Disability Payments.*** Consultant shall be entitled to the compensation benefits in this Paragraph 4 for 12 months following death or disability.

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5. ***Confidentiality.***

(a) ***Acknowledgment of Proprietary Interest.*** Consultant recognizes the proprietary interest of the Company or any Project Entity in any Trade Secrets (as hereinafter defined) of Employer or any Project Entity. Consultant acknowledges and agrees that any and all Trade Secrets learned by Employee during the course of his engagement by Employer or otherwise, whether developed by Employee alone or in conjunction with others or otherwise, shall be and is the property of Employer or a Project Entity. Employee further acknowledges and understands that his disclosure of any Trade Secrets or proprietary information will result in irreparable injury and damage to the Company or a Project Entity. As used herein, "Trade Secrets" means all confidential and proprietary information of any Project Entity or the Company, including, without limitation, information derived from reports, investigations, experiments, research, work in progress, drawing, designs, plans, proposals, codes, marketing and sales programs, client lists, client mailing lists, financial projections, cost summaries, pricing formula, and all other concepts, ideas, materials, or information prepared or performed for or by Employer or a Project Entity. "Trade Secrets" also includes information related to the business, products or sales of the Company or any Project Entity, or any of their respective customers, other than information that is otherwise publicly available.

(b) ***Covenant Not-to-Divulge Trade Secrets.*** Consultant acknowledges and agrees that the Company and any Project Entity are entitled to prevent the disclosure of Trade Secrets. As a portion of the consideration for the consultancy of Consultant and for the compensation being paid to Consultant by the Company, Consultant agrees at all times during the Term and thereafter to hold in strict confidence and not to disclose or allow to be disclosed to any person, firm or corporation, other than to persons engaged by the Company or a Project Entity to further the business of the Company or a Project Entity, and not to use except in the pursuit of the business of the Company or a Project Entity, the Trade Secrets, without the prior written consent of the Company or a Project Entity, including Trade Secrets developed by Consultant.

(c) ***Return of Materials at Termination.*** In the event of any termination or cessation of his consultant with the Company for any reason whatsoever, Consultant will promptly deliver to the Company all documents, data and other information pertaining to Trade Secrets. Consultant shall not take any documents or other information, or any reproduction or excerpt thereof, containing or pertaining to any Trade Secrets.

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(d) ***Competition During and After Employment.*** In consideration of the amounts paid to Consultant hereunder, Consultant agrees that during the Term and for a period of 2 years after Term, he will neither directly nor indirectly compete with Consultant or any Project Entity in any way, and that he will not act as an officer, director, employee, consultant, shareholder, lender, or agent of any entity which is engaged in any business of the same nature as, or in competition with, the businesses in which the Company or any Project Entity is engaged at any time during the Term, in the geographical areas in which a Project exists without the express written consent of the Company.

6. ***Termination.***

(a) ***Events of Termination.*** This Agreement and the relationship created hereby shall terminate (subject to the exception of Paragraph 4 (f)) upon the occurrence of any of the following events:

(1) The expiration of the Term as set forth in Section 3 above;

(2) The death of Consultant;

(3) The "disability" (as hereinafter defined) of Consultant;

(4) Written notice to Consultant from the Company of termination for "just cause" (as hereinafter defined).

(b) ***Termination Other Than for Just Cause.*** In the event that the Company terminates Employee, other than for just cause, within two years of the employment date ("*Consultancy Period*"), Consultant will receive severance compensation equal to the amount to be for one-year's consulting; provided, however, that if the consultancy is terminated other than for just cause and there is less than one year left during such two-year period, then the maximum amount payable shall equal such remaining amount of the Term. If Consultant initiates termination of the consultancy, Consultant will receive no severance compensation.

(c) ***Definition of Disability***. For purposes of Section 6(c) above, the "disability" of Consultant shall mean his inability, because of mental or physical illness or incapacity, to perform his duties under this Agreement for a continuous period of 120 days or for 120 days out of a 150-day period.

(d) ***Definition of "Just Cause."*** For purposes of this Agreement, "just cause" shall mean

(1) the failure or inability for any reason of Consultant to devote the time needed to fulfill the assignments given him by the Company, consistent with the terms hereof,

(2) the failure of Consultant to diligently or effectively perform his duties under this Agreement,

(3) the commission by Consultant of any future act involving moral turpitude or the commission by Consultant of any future act or the suffering by Consultant of any occurrence or state of facts, which renders Consultant incapable of performing his duties under this Agreement, or adversely affects or could reasonably be expected to adversely affect the Company's or any Project Company's business reputation,

(4) any breach by Consultant of any of the terms of, or the failure to perform any covenant contained in, this Agreement,

(5) the violation by Employee of instructions or policies established by the Company pertaining to the Company's operations, so long as such instruction is not inconsistent with Consultant's status as an independent contractor and not an employee of the Company, or

(6) the commission by Consultant of any action or the existence of any state of facts which would legally justify a company having a consulting agreement in terminating the consulting agreement.

Notwithstanding anything to the contrary in this Agreement, the provisions of Sections 5 and 6 above shall survive any termination, for whatever reason, of the consultancy hereunder. In the event of the termination of the consultancy by Consultant, prior to the completion of the Term, Consultant shall be entitled only to the compensation earned by him as of the date of termination.

7. ***Remedies.*** Consultant recognizes and acknowledges that in the event of any default in, or breach of any of, the terms, conditions or provisions of this Agreement (either actual or threatened) by Consultant, the Company's remedies at law shall be inadequate. Accordingly, Consultant agrees that in such event, the Company shall have the right of specific performance or injunctive relief in addition to any and all other remedies and rights at law or in equity, and such rights and remedies shall be cumulative.

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8. ***Acknowledgments.*** The Consultant acknowledges and recognizes that the enforcement of any of the provisions set forth in Section 5 above by the Company or any Project Company will not interfere with Consultant's ability to pursue a proper livelihood. Consultant recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation and continuity of the business and good will of any Project Company or the Company and its affiliates.

9. ***Notices.*** Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by either party to the other shall be deemed to have been duly given if given in writing and personally delivered or sent by mail, registered or certified, postage prepaid with return receipt requested, to the address shown adjacent to the signatures on this Agreement. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three days after mailing.

10. ***Entire Agreement.*** This Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements and understandings, oral or written between the parties hereto. No modification or amendment of any of the terms, conditions or provisions herein may be made otherwise than by written agreement signed by the parties hereto.

11. ***Governing Law.*** This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Texas.

12. ***Parties Bound.*** This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the Company and the Consultant, and their respective heirs, personal representatives, successors and assigns. The Company shall have the right to assign this Agreement to any affiliate or to its successors or assigns or to a Project Company. The terms "successors" and "assigns" shall include any person, corporation, partnership or other entity that buys all or substantially all of the Company's assets or all of its stock, or with which Employer merges or consolidates. The rights, duties or benefits to Consultant hereunder are personal to him, and no such right or benefit may be assigned by him. The parties hereto acknowledge and agree that affiliates are third-party beneficiaries of the covenants and agreements of Employee set forth in Sections 5 and 6 above.

13. ***Estate.*** If Consultant dies prior to the payment of all sums owed, or to be owed, to Consultant pursuant to Section 4 above, then such sums, as they become due, shall be paid to Consultant's estate.

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14. ***Enforceability.*** If, for any reason, any provision contained in this agreement should be held invalid in part by a court of competent jurisdiction, then it is the intent of each of the parties hereto that the balance of this Agreement be enforced to the fullest extent permitted by applicable law. Accordingly, should a court of competent jurisdiction determine that the scope of any covenant is too broad to be enforced as written, it is the intent of each of the parties that the court should reform such covenant to such narrower scope as it determines enforceable.

15. ***Waiver of Breach.*** The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

16. ***Captions.*** The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

17. ***Costs.*** If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he, she or it may be entitled. The parties acknowledge and agree to waive a trial by jury for any and all disputes, claims, or causes of action which may arise between them.

18. ***Other Obligations.*** Employee represents and warrants that he or she has not, as of the execution of this Agreement, assumed any obligations inconsistent with those contained herein.

19. ***Counterparts.*** This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, but only one of which need be produced.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

THE COMPANY:

MMEX MINING CORPORATION

By ______________________

Its: PRESIDENT & CEO

Address:

2626 Cole, Suite 610
Dallas, Texas 75204

CONSULTANT:

DELAVEGA TRADING LTD

By: NABIL KATABI

Its: DIRECTOR
Address:

Administrative address:

2626 Cole, Suite 610
Dallas, Texas 75204

DELAVEGA TRADING LTD
c/o Papadopoulos, Lycourgos & Co. Law Office Arch. Makariou III Avenue, 2-4 Capital Center, 7th Floor, Flat/Office 703 P.C. 1065, Nicosia, Cyprus